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                    [LETTERHEAD OF KPMG PEAT MARWICK LLP]







December 30, 1997



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

This letter supplements our previous letter to the Commission dated December 23, 1997.

We have read the statement included under Item 4 of Advatex Associates, Inc.'s Form 8-K/A dated December 30, 1997 and agree with such statement.

Very truly yours,

KPMG Peat Marwick LLP